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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE LIBERTY PROPERTIES, INC.
60 Cutter Mill Road
Great Neck, New York 11021
(516) 466-3100

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 14, 2010

        The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Monday, June 14, 2010 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

  1.
  To elect four directors to hold office for a term expiring in 2013;

  2.
  To elect one director to hold office for a term expiring in 2011;

  3.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010; and

  4.
  To transact any other business properly brought before the meeting.

        Holders of record of our common stock at the close of business on April 15, 2010 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

        To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

By Order of the Board of Directors
Mark H. Lundy, Secretary

Dated: April 30, 2010

        We urge each stockholder to promptly sign and return the enclosed proxy card or use telephone or internet voting. See our questions and answers about the meeting for information about voting by telephone or internet, how to revoke a proxy, and how to vote shares in person.

ONE LIBERTY PROPERTIES, INC.

PROXY STATEMENT

 GENERAL

        Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2010 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, Suite 303, 60 Cutter Mill Road, Great Neck, NY on June 14, 2010 at 9:00 a.m., local time. The proxies will be voted at the meeting and may also be voted at any adjournments or postponements of the meeting.

        The mailing address of our principal executive offices is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021. We are first sending the proxy materials on or about April 30, 2010 to persons who were stockholders at the close of business on April 15, 2010, the record date for the meeting.

        All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation, will be voted at the meeting in accordance with your directions, unless the proxy is revoked before the meeting.

        Our fiscal year begins on January 1 and ends on December 31. Reference in this proxy statement to the year 2009 or fiscal 2009 refers to the twelve month period from January 1, 2009 through December 31, 2009.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q: What is the purpose of the annual meeting?

A: At our annual meeting, stockholders will vote on the following matters:

  •
  election of four directors (Joseph A. Amato, Jeffrey A. Gould, Matthew J. Gould and J. Robert Lovejoy) to hold office until the 2013 annual meeting;

  •
  election of one director (Louis P. Karol) to hold office until the 2011 annual meeting;

  •
  ratification of the appointment of our independent registered public accounting firm (Ernst & Young LLP) for 2010; and

  •
  such other matters as may properly come before the meeting.

Q: Who is entitled to vote?

A: We are mailing this proxy statement on or about April 30, 2010 to our stockholders of record on April 15, 2010. The record date was established by our board of directors. Common stockholders as of the close of business on the record date of April 15, 2010 are entitled to receive notice of and to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date, there were outstanding and entitled to vote at the meeting 11,453,162 shares of our common stock.

Q: How do I vote?

A: If you are a stockholder of record on April 15, 2010 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a bank, broker or other nominee (i.e., in "street name") and if you wish to vote in person at the annual meeting, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly (i.e., the share certificate or certificates representing your shares are registered in your name), you may complete, sign and date the accompanying proxy card and return it in the prepaid envelope, and your shares will be voted according to your instructions.

If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the five nominees for election as directors, in favor of the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m., local time, on June 13, 2010. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

        If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company LLC, our transfer agent.

Q: Who will count the vote?

A: A representative of our transfer agent, American Stock Transfer and Trust Company LLC, will tabulate the votes and act as inspector of elections.

Q: Can I revoke my proxy before it is exercised?

A: If you hold stock directly in your name, you may revoke a proxy at any time before it is voted at the Annual Meeting with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary. The proxy holders' powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee's procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not by itself automatically revoke a previously granted proxy.

Q: What constitutes a quorum?

A. A quorum is the presence in person or by proxy of stockholders holding a majority of our outstanding shares of common stock. Abstentions, withhold authority votes and broker non-votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as a vote against a proposal. Under New York Stock Exchange Rules, the proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ended December 31, 2010 is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions at least ten days before the date of the meeting. In contrast, the election of directors is a non-discretionary item. This means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. The so called "broker non-votes," as well as abstentions to vote on these proposals, will not be counted as votes cast for the election of directors. Since the affirmative vote of a plurality of the outstanding common shares present at the meeting in person or by proxy is required to elect the nominees, a large number of broker non-votes and abstentions will have the effect of a vote against the nominees.

Q: How many votes does it take to approve the items to be voted upon?

A: Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the director nominees will be elected if each receives a majority of the votes cast for directors. The affirmative vote of a majority of our outstanding shares of common stock present at the meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Q: Who is soliciting my vote and who pays the cost?

A: Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to stockholders. We have retained The Altman Group for a fee of $3,500, plus reasonable out of pocket expenses, to aid in the solicitation of proxies from our stockholders. To the extent necessary in order to ensure sufficient representation at the meeting, we or our proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

        We are sending only one proxy statement to eligible stockholders who share a single address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at One Liberty Properties, Inc., 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Investor Relations, by emailing us at simeonb@1liberty.com, or by calling us at 516-466-3100, and we will promptly deliver to the stockholder the requested annual report or proxy statement. If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner. If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Q: When are stockholder proposals due for the year 2011 Annual Meeting?

A: If a stockholder wants a proposal to be included in our proxy statement for the 2011 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 31, 2010. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2011 annual meeting, rules and regulations promulgated by the

United States Securities and Exchange Commission permit us to exercise discretionary voting authority to the extent conferred by proxy if either:

  •
  we receive notice of the proposal before March 15, 2011 and advise stockholders in the 2011 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

  •
  we do not receive notice of the proposal before March 15, 2011.

        Notices of intention to present proposals at our 2011 annual meeting should be submitted in writing and addressed to our Secretary.

Q: What other information about One Liberty is available?

A: Stockholders can call (516) 466-3100 or write to us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary, to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

GOVERNANCE OF THE COMPANY

General

        Pursuant to the Maryland General Corporation Law and our by-laws, as amended, our business, property and affairs are managed by or under the direction of our board of directors. Members of the board are kept informed of our business through discussions with our chief executive officer, chairman of our board and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

        The board has three standing committees: audit compensation and nominating and corporate governance:

  •
  The audit committee, the members of which in 2009 through April 22, 2010 were Charles Biederman, James J. Burns and Joseph A. DeLuca. On April 23, 2010, Eugene I. Zuriff replaced Mr. Biederman as a member of the audit committee;

  •
  The compensation committee, the members of which in 2009 through April 22, 2010 were Charles Biederman, J. Robert Lovejoy and Eugene I. Zuriff. On April 23, 2010, James J. Burns replaced Mr. Biederman as a member of the compensation committee; and

  •
  The nominating and corporate governance committee, the members are Joseph A. Amato, James J. Burns and Eugene I. Zuriff.

        The board reviews director independence annually and bases its independence determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and discussions with the directors. To be considered independent, a director must not have a material relationship with us that could interfere with a director's independent judgment and must be "independent" pursuant to the New York Stock Exchange listing standards.

        In 2009, the board affirmatively determined that each of Joseph A. Amato, Charles Biederman, James J. Burns, Joseph A. DeLuca, J. Robert Lovejoy and Eugene I. Zuriff, a majority of our board of directors, was independent. In 2010, the board, in its consideration of director independence, affirmatively determined that each of Joseph A. Amato, James J. Burns, Joseph A. DeLuca, J. Robert Lovejoy and Eugene I. Zuriff was independent and that Louis P. Karol, who was elected to the board in April 2010, and nominated for election to the board at the Annual Meeting, is independent.

        Our board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and function of the board. You can find each charter and the corporate governance guidelines by accessing the corporate governance section of our website at: www.onelibertyproperties.com. You may also obtain, without charge, a copy of each charter and the corporate governance guidelines by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

        During 2009 the board held four meetings and the committees held a total of eight meetings. None of the directors attended fewer than 75% of the total number of meetings of the board of directors and the board committees of which such director was a member.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics, as amended and restated, that is designed to help our directors, officers, employees, agents and consultants resolve ethical issues. The code of business conduct and ethics applies to all directors, officers, employees, agents and consultants, including our chief executive officer, principal financial officer, principal accounting officer or persons performing similar functions. The code of business conduct and ethics covers a variety of topics, including those required by the Securities and Exchange Commission and the New York Stock Exchange. Topics covered include, but are not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The code of business conduct and ethics, as amended and restated, is available at the corporate governance section of our website at www.onelibertyproperties.com and a copy may be obtained, without charge, by writing to us at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Secretary. During 2009, there were no amendments to the code of business conduct and ethics and no waivers of the provisions of the code of business conduct and ethics with respect to any of our directors, officers, employees, agents or consultants. We will post any amendments to, or waivers of, our code of business conduct and ethics, as amended and restated, on our website.

Risk Oversight

        Management is responsible for the day-to-day management of risks we face. Our board of directors has overall responsibility for overseeing risk management with a focus on the more significant risks facing us. Our audit committee oversees risk policies and processes related to our financial statements, financial reporting processes and liquidity risks, our compensation committee oversees risks relating to renumeration of our officers, and our nominating and corporate governance committee oversees corporate governance risks.

        At each quarterly meeting of the audit committee, a portion of the meeting is devoted to reviewing tenant credit risks, issues related to tenant matters and property operations which might have a material adverse impact on current or future operations, the status of issues previously considered by the audit committee with respect to tenant matters or property operations, liquidity risks, compliance with debt covenants, management of debt maturities and, as required, the audit committee reviews risks arising from related party transactions. In addition, at each meeting of the audit committee, the chief financial officer of the company, as well as the independent accounting firm performing the independent audit function on behalf of the company, report to the committee with respect to compliance by our employees with our internal control policies in order to ascertain that no failures of a material nature have occurred. This process assists the audit committee in overseeing the risks related to our financial statements and the financial reporting process.

        At each meeting of the board of directors, a portion of the meeting is dedicated to reviewing and discussing significant risk issues reviewed by the audit committee.

        Our compensation committee monitors risks associated with our compensation structure. The compensation committee does not believe that the compensation programs which are in place give rise to any risk that is reasonably likely to have a material adverse effect on us.

        In order to protect against the risk of losing important corporate documents and materials in a disaster, we send backup tapes on a daily basis to an off-site storage facility.

Leadership Structure

        Our company is led by Fredric H. Gould, chairman of our board, and Patrick J. Callan, Jr., president and chief executive officer. Although the board of directors has not established a policy on whether the role of the chairman and chief executive officer should be separated, in December 2007, the board determined to have two different people hold these positions. As a result, Fredric H. Gould, who was serving as both the chairman of the board and chief executive officer, remained chairman of the board, but relinquished his title as chief executive officer effective January 1, 2008, and Patrick J. Callan, Jr., who had been serving as our president, was appointed chief executive officer effective as of January 1, 2008. The board of directors believes this is the most appropriate structure at this time because it makes the best use of the abilities of Mr. Fredric H. Gould and Mr. Callan.

 Non-Management Directors Executive Sessions

        In accordance with New York Stock Exchange Listing Standards, our non-management directors meet at regularly scheduled executive sessions without management. Non-management directors are all those directors who are neither officers or employees of ours. The board of directors does not designate a "Lead Director" or a single director to preside at executive sessions. The person who presides over executive sessions of non-management directors is a committee chairman and the director who presides over executive sessions is rotated, to the extent practicable, among the chairs of the board's committees.

Committees of the Board of Directors

Audit Committee

        The audit committee charter requires that the audit committee be comprised of at least three members, all of whom are independent directors and at least one of whom is an "audit committee financial expert." All of the members of our audit committee were independent under the applicable provision of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange Listing Standards during their service on audit committee. All members of the audit committee are financially literate and James J. Burns, the audit committee's financial expert, qualifies as an "audit committee financial expert," as that term is defined in applicable Securities and Exchange Commission rules.

        The audit committee is responsible for assisting the board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm's qualifications and independence, (iv) the performance of the independent registered public accounting firm, (v) the performance of the accounting firm performing our internal control audit function, and (vi) the preparation of the audit committee report required by the Securities and Exchange Commission for inclusion in this proxy statement. The audit committee is also responsible for the selection and engagement of our independent registered public accounting firm. The audit committee held four meetings and conducted business on one occasion by unanimous written consent in 2009.

Compensation Committee

        The compensation committee charter requires that the compensation committee be comprised of at least three members, all of whom are independent directors. All of the members of our compensation committee were independent during their service on the compensation committee. The compensation committee held three meetings in 2009. The compensation committee recommends the base salary, annual bonus and stock incentive awards to our full-time officers and to our board of directors and recommends awards under the One Liberty Properties, Inc. 2009 Incentive Plan to officers, directors, employees and consultants. The committee may also establish performance goals and performance cycles pursuant to the One Liberty Properties, Inc. 2009 Incentive Plan. The compensation committee administers the One Liberty Properties, Inc. 2009 Incentive Plan.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee charter requires that the nominating and corporate governance committee be comprised of at least three directors, all of whom are independent directors. All of the members of the nominating and corporate governance committee were independent during their service on the nominating and corporate governance committee. The nominating and corporate governance committee held one meeting and conducted business on one occasion by unanimous written consent in 2009. The responsibilities of the nominating and corporate governance committee include recommending a slate of directors for election to the board of directors at the annual stockholders' meeting, recommending committee assignments to the board of directors, identification and recommendation of candidates to fill vacancies on the board of directors between annual stockholder meetings, proposing, monitoring and recommending changes to the company's corporate governance guidelines and overseeing the evaluation of the board of directors and its effectiveness.

Director Qualifications

        The board believes that it should be comprised of directors with complementary backgrounds, and that directors should, at a minimum, have business experience which is relevant to our business. Our nominating and corporate governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. It considers the personal and professional attributes and the business experience of each director candidate to promote diversity of expertise and experience among our directors. Additionally, directors should possess the highest personal and professional ethics in order to perform their duties properly, and should be willing and able to devote the required amount of time to our business.

        When considering candidates for director, the nominating and corporate governance committee will take into account a number of factors, including the following:

  •
  Independence from management;

  •
  Whether the candidate has relevant business experience;

  •
  Judgment, skill, integrity and reputation;

  •
  Financial and accounting background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for audit committee membership;

  •
  Executive compensation background, to enable the nominating and corporate governance committee to determine whether the candidate would be suitable for compensation committee membership; and

  •
  The size and composition of the existing board.

        The nominating and corporate governance committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our Secretary and include:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the nominating and corporate governance committee;

  •
  The name of and contact information of the candidate;

  •
  A detailed statement of the candidate's business and educational experience and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors;

  •
  Information regarding each of the factors listed above sufficient to enable the nominating and corporate governance committee to evaluate the candidate;

  •
  A statement detailing any relationship between the candidate and any of our competitors;

  •
  Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

  •
  A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from management, incumbent directors and others. The committee or its chairman will interview a candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

Independence of Directors

        Our board of directors employs the New York Stock Exchange director independence standards currently in effect, in determining whether a relationship is material and thus would disqualify such director from being independent. These standards provide as follows:

  •
  No director of ours qualifies as "independent" unless the board affirmatively determines that the director has no material relationship with us or any of our subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with us or any of our subsidiaries);

  •
  A director who is an employee, or whose immediate family member is an executive officer, of ours or any of our subsidiaries is not independent until three years after the end of such employment relationship;

  •
  A director who received, or whose immediate family member received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period;

  •
  A director who is, or who has an immediate family member who is, a current partner of our internal or external auditor, a director who is a current employee of our internal or external auditor, a director who has an immediate family member who is a current employee of our internal or external auditor and who participates in our audit, assurance or tax compliance (but not tax planning) or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time, can not be considered independent;

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our or any of our subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

  •
  A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us or any of our subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until the commencement of the third fiscal year following the fiscal year in which such payments fall below such threshold.

 Compensation Committee Interlocks and Insider Participation

        During 2009 and through April 22, 2010, Eugene I. Zuriff, J. Robert Lovejoy and Charles Biederman served on our compensation committee. On April 23, 2010, James J. Burns replaced Mr. Biederman as a member of the compensation committee. None of the compensation committee members were ever officers or employees of our company. While serving on the committee, these members were independent directors pursuant to applicable New York Stock Exchange Listing Standards, and none had any relationship requiring disclosure by us under any paragraph of Item 404 (Transaction with Related Persons, Promoters and Certain Control Persons) of Regulation S-K.

Communications with Directors

        Stockholders, employees and other interested persons who want to communicate with the board, any committee of the board, or any individual director can write to:

  One Liberty Properties, Inc.
  Suite 303
  60 Cutter Mill Road
  Great Neck, New York 11021
  Attention: Secretary

  The Secretary will:

  •
  Forward the communication to the director or directors to whom it is addressed;

  •
  Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

  •
  Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        At each board meeting, the Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

        In the event that a stockholder, employee or other interested person would like to communicate with our non-management directors confidentially, they may do so by sending a letter to "Non-Management Directors" at the address set forth above. Please note that the envelope must contain a clear notation that it is confidential.

Director Attendance at Annual Meetings

        We typically schedule a board meeting in conjunction with our annual meeting and encourage our directors to attend the annual meeting of stockholders. Last year, eight of the ten individuals then serving as directors attended our annual meeting.

Compensation of Directors

        The compensation for our non-management directors is essentially the same for each non-management director. Non-management members of our board of directors are paid an annual retainer of $20,000. In addition to regular board fees, each member of the audit committee is paid an annual retainer of $5,000, the chairman of the audit committee and the chairman of the compensation committee is each paid an additional annual retainer of $2,000, the audit committee financial expert is paid an additional annual retainer of $7,500, and each member of the compensation committee and the nominating and corporate governance committee is paid an annual retainer of $3,000. Each non-management director is also paid $1,000 for each board and committee meeting attended in person and $500 for each meeting attended by telephone conference, except for audit committee members who are paid $1,000 for each audit committee meeting attended, whether in person or by telephone conference. The compensation committee has awarded restricted shares every year to each director. Each non-management director was awarded 2,500 restricted shares in June 2009 and 1,750 restricted shares in December 2009. The 1,750 shares are considered awarded in December 2009 for financial statement purposes, pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009. However, the compensation committee intended that these shares be awarded effective as of February 26, 2010.

Director Compensation—2009

        Our directors received the following aggregate amounts of compensation for the year ended December 31, 2009:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)		All Other Compensation ($)(3)	Total ($)
Joseph A. Amato	25,000	28,883	(4)	5,606	59,489
Charles Biederman	41,000	28,883	(4)	7,486	77,369
James J. Burns	43,500	28,883	(4)	7,486	79,869
Joseph A. DeLuca	32,500	28,883	(4)	7,486	68,869
Jeffrey A. Gould	—	77,488	(5)	124,931	202,419
Matthew J. Gould	—	84,448	(5)	91,471	175,919
J. Robert Lovejoy	27,000	28,883	(4)	5,606	61,489
Eugene I. Zuriff	35,000	28,883	(4)	4,402	68,285

(1)
The compensation received by Fredric H. Gould, chairman of the board and Patrick J. Callan, Jr., president, chief executive officer and a director, is set forth in the Summary Compensation Table and is not included in the above table. All of the directors in this table are non-management directors, except for Jeffrey A. Gould and Matthew J. Gould, who are directors and officers.

(2)
Includes all fees earned for services as a director, including annual retainer fees, committee and committee chairman fees and meeting fees. Each non-management member of the board of directors is entitled to reimbursement of travel and expenses incurred in connection with attendance at board of directors and committee meetings. The reimbursement amounts are not included in the above table.

(3)
Includes cash and stock dividends received in 2009 on unvested restricted shares awarded under the One Liberty Properties, Inc. 2003 Incentive Plan and the One Liberty Properties, Inc. 2009 Incentive Plan. The value of the shares of stock issued as a dividend in 2009 with respect to unvested restricted shares is calculated by multiplying the applicable number of shares issued as a dividend by the value attributable to all shares of stock issued in the dividend. Includes compensation of $109,628 and $76,168 received in 2009 by Jeffrey A. Gould and Matthew J. Gould, respectively, representing 43% of the total compensation of $254,948 and $177,135 received by each of them, respectively, from Majestic Property Management Corp., an entity wholly owned by Fredric H. Gould, which performs services on our behalf and which received 43% of its revenues in 2009 from us. See "Certain Relationships and Related Transactions."

(4)
Includes 2,500 shares of restricted stock awarded to each non-management director in June 2009, with a grant date fair value of $5.75 per share. These shares vest on January 31, 2014. Also includes 1,750 shares of restricted stock, which were awarded on February 26, 2010, with a grant date fair value of $8.29 per share. For financial statement purposes the shares awarded on February 26, 2010 were considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009.

(5)
In June 2009, we awarded an aggregate of 6,700 shares of restricted stock under our 2003 and 2009 incentive plans to each of Jeffrey A. Gould and Matthew J. Gould. The shares awarded to Jeffrey A. Gould have a grant date fair value of $5.75 per share and the shares awarded to Matthew J. Gould have grant date fair values of $6.84 and $5.75 per share. The shares vest on January 31, 2014. The restricted stock award was granted to each of Jeffrey A. Gould and Matthew J. Gould in their capacity as officers. Also includes 4,700 shares of restricted stock, which were awarded to each of Jeffrey A. Gould and Matthew J. Gould on February 26, 2010, with a grant date fair value of $8.29 per share. For financial statement purposes the shares awarded on February 26, 2010 were considered granted in December 2009, pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009.

        The table below shows the aggregate number of outstanding shares of our unvested restricted stock held by each director at December 31, 2009:

Name(1)	Unvested Restricted Stock	Market Value of Unvested Restricted Stock ($)(2)
Joseph A. Amato	8,750	76,825
Charles Biederman	10,750	94,385
James J. Burns	10,750	94,385
Joseph A. DeLuca	10,750	94,385
Jeffrey A. Gould	23,700	208,086
Matthew J. Gould	23,700	208,086
J. Robert Lovejoy	8,750	76,825
Eugene I. Zuriff	7,750	68,045

(1)
The outstanding shares of restricted stock held by Fredric H. Gould, chairman of the board and Patrick J. Callan, Jr., president and chief executive officer, are set forth in the "Outstanding Equity Awards At Fiscal Year End" table and are not included in the above table. All of the directors in this table are non-management directors, except for Jeffrey A. Gould and Matthew J. Gould who are directors and officers of our company.

(2)
The closing price on the New York Stock Exchange on December 31, 2009 for a share of our common stock was $8.78.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

        The following table sets forth, as of the record date, information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding stock, (ii) all directors and nominees for election as directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group:

Name and Address	Amount of Beneficial Ownership(1)	Percent of Class
Joseph A. Amato 615 Route 32 Highland Mills, NY 10930-0503	12,803	*
Charles Biederman 5 Sunset Drive Englewood, CO 80113	24,423	*
James J. Burns 64 Twilight Road Rocky Point, NY 11778	16,444	*
Patrick J. Callan, Jr.(2)	47,663	*
Joseph A. DeLuca 154 East Shore Road Huntington Bay, NY 11743	15,087	*
Fredric H. Gould(2)(3)(4)	1,876,020	16.4%
Jeffrey A. Gould(2)(5)	219,225	1.9%
Matthew J. Gould(2)(3)(6)	1,595,233	13.9%
Gould Investors L.P.(2)(3)	1,298,046	11.3%
David W. Kalish(2)(7)	246,428	2.2%
Louis P. Karol 600 Old Country Road Garden City, NY 11530	—	—
J. Robert Lovejoy(8) 9 West 57th Street New York, NY 10019	11,883	*
Mark H. Lundy(2)(9)	56,751	*
Eugene I. Zuriff 145 Central Park West New York, NY 10023	8,407	*
Directors and officers as a group (19 individuals)(10)	2,949,401	25.8%

*
Less than 1%

(1)
Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 11,453,162 shares of common stock outstanding on April 15, 2010.

(2)
Address is 60 Cutter Mill Road, Great Neck, NY 11021.

(3)
Fredric H. Gould is sole stockholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors L.P. Matthew J. Gould is president of the corporate managing general partner of Gould Investors L.P. Fredric H. Gould and Matthew J. Gould have shared voting and dispositive power with respect to the shares owned by Gould Investors L.P.

(4)
Includes 396,043 shares of common stock owned directly, 1,298,046 shares of common stock owned by Gould Investors L.P. and 181,931 shares of common stock owned by entities, pension trusts and a foundation over which Fredric H. Gould has sole or shared voting and dispositive power. Does not include 70,417 shares of common stock owned by Mrs. Fredric H. Gould, as to which shares Fredric H. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(5)
Includes 192,917 shares of common stock owned directly and 12,331 shares of common stock owned as custodian for minor children (as to which shares Jeffrey A. Gould disclaims any beneficial interest) and 13,977 shares of common stock owned by a foundation over which Jeffrey Gould has shared voting and dispositive power.

(6)
Includes 242,387 shares of common stock owned directly, 40,823 shares of common stock owned as custodian for minor children (as to which shares Matthew J. Gould disclaims any beneficial interest), 1,298,046 shares of common stock owned by Gould Investors L.P. and 13,977 shares of common stock owned by a foundation over which Matthew J. Gould has shared voting and dispositive power. Does not include 4,093 shares of common stock owned by Mrs. Matthew J. Gould, as to which shares Matthew J. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

(7)
Includes 70,011 shares of common stock owned directly, 3,167 shares of common stock owned by David W. Kalish's IRA and profit sharing trust, of which David W. Kalish is the sole beneficiary, and 173,250 shares of common stock owned by pension trusts over which David W. Kalish has shared voting and dispositive power. Does not include 500 shares of common stock owned by Mrs. Kalish, as to which shares David W. Kalish disclaims any beneficial interest and Mrs. Kalish has sole voting and investment power.

(8)
Includes 11,542 shares of common stock owned directly and 341 shares of common stock owned as custodian for minor children and another child (as to which shares J. Robert Lovejoy disclaims any beneficial interest). Does not include 2,241 shares of common stock owned by Mrs. Lovejoy, as to which shares J. Robert Lovejoy disclaims any beneficial interest and Mrs. Lovejoy has sole voting and investment power.

(9)
Includes 55,485 shares of common stock owned directly and 1,266 shares of common stock owned as custodian for minor children (as to which shares Mr. Lundy disclaims any beneficial interest).

(10)
This total is qualified by notes (3) through (9).

 ELECTION OF DIRECTORS

(Proposal 1)

        Pursuant to our by-laws, as amended, the number of directors was fixed at 11 by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible, The classes are elected on a staggered basis. The terms of Joseph A. Amato, Jeffrey A. Gould, Matthew J. Gould, J. Robert Lovejoy and Louis P. Karol expire at the 2010 annual meeting. Each of them has been recommended to the board of directors by the nominating and corporate governance committee for election at the annual meeting. Messrs. Amato, Jeffrey A. Gould, Matthew J. Gould and Lovejoy have been nominated by the board of directors to stand for election at the annual meeting, to hold office until our 2013 annual meeting and until his successor is elected and qualifies. Mr. Louis P. Karol has been nominated by the board of directors to stand for election at the annual meeting, to hold office until our 2011 annual meeting and until his successor is elected and qualifies. Seven other individuals serve as directors, but are not standing for election because their terms extend past the date of the annual meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

        It is contemplated that all the nominees will stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee recommended by the board of directors.

        If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. Any director chosen by the board prior to the 2011 annual meeting of stockholders will hold office for a term expiring at the 2011 annual meeting of stockholders and until his successor is elected and qualifies.

        The affirmative vote of a plurality of the voting power of stockholders present in person or represented by proxy at the meeting is required for the election of each nominee for director.

Nominees for Election to serve until the 2013 Annual Meeting

        The following table sets forth information certain information regarding the nominees for director to hold office until the 2013 annual meeting of stockholders:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. Amato 74 Years	Director since June 1989; Real estate developer; Managing partner of the Kent Companies, owner, manager and developer of income producing real estate since 1970. Mr. Amato has been principally engaged in real estate development activities for more than 40 years, developing residential and commercial properties. In addition he has for many years owned and managed residential and commercial real estate. His activities have involved, among other things, land acquisition, infrastructure installation, building design, construction supervision, zoning, budgeting, negotiations with lending institutions and property sales. His broad experience has encompassed many aspects of real estate development and management and he brings his broad and varied experiences to our board of directors.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Jeffrey A. Gould 44 Years

Director since December 1999; Vice President of our company from 1989 to December 1999 and a Senior Vice President since December 1999; President and Chief Executive Officer of BRT Realty Trust since January 2002; President and Chief Operating Officer of BRT Realty Trust from March 1996 to December 2001; Trustee of BRT Realty Trust since 1997; Senior Vice President of Georgetown Partners,  Inc., since March 1996. Jeffrey A. Gould is the son of Fredric H. Gould and brother of Matthew J. Gould. Mr. Gould has spent his entire career in the real estate business. His principal activity for more than the past fifteen years has been first as chief operating officer and then as chief executive officer of BRT Realty Trust, a real estate investment trust engaged in mortgage lending activities. In these capacities, he has operated a public REIT, dealt with many areas in the real estate field, including evaluation of real estate, and management and sale of real estate, and is highly qualified to serve as a member of our board of directors.

Matthew J. Gould 50 Years

Director since December 1999; President and Chief Executive Officer of our company from June 1989 to December 1999 and a Senior Vice President since December 1999; President of Georgetown Partners, Inc. since 1996; Senior Vice President of BRT Realty Trust since 1993 and Trustee since June 2004 and from March 2001 to March 2004; Vice President of REIT Management Corp. since 1986. Matthew J. Gould is the son of Fredric H. Gould and brother of Jeffrey A. Gould. Mr. Gould, an attorney, is intimately familiar with our company's operations. He served as our president and chief executive officer for ten years and has served as one of our senior vice presidents since he relinquished the CEO position in 1999 to become chief executive officer of Georgetown Partners, Inc., the managing general partner of Gould Investors L.P. In addition to his general knowledge of real estate maters, he devotes a significant amount of his business time to the acquisition and sale of real property, and he brings his knowledge and expertise in these areas to his board activities. He also has experience in mortgage financing and real estate management, activities in which he is frequently involved. His experience as a real estate executive is a valuable asset to our board of directors in its deliberations.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
J. Robert Lovejoy 65 Years

Director since June 2004; Senior Advisor, General Counsel and Chief Compliance Officer of Coatue Management LLC, a privately owned investment management company, since December 2009; Managing director of Groton Partners, LLC, merchant bankers, from January 2006 to December 2009; Senior managing director of Ripplewood Holdings, LLC, a private equity investment firm, from January 2000 to December 2005; a managing director of Lazard Freres & Co. LLC and a general partner of Lazard's predecessor partnership for over 15 years prior to January 2000; Director of Orient-Express Hotels Ltd. since 2000. Mr. Lovejoy, who is an attorney and member of the New York Bar, has extensive experience in investment and merchant banking and throughout his career has been involved in raising capital in private and public transactions, mergers and acquisitions, business law and accounting issues. His exposure to these areas makes him a valued member of our board of directors.

Nominee for Election to serve until the 2011 Annual Meeting

        The following table sets forth information regarding the nominees for director to hold office until the 2011 annual meeting of stockholders:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Louis P. Karol 52 Years	Director since April 2010; Partner of Karol Hausman & Sosnik, P.C., attorneys at law, a firm he founded in 1993, specializing in tax matters, including trusts and estate law. Mr. Karol holds a masters degree in taxation from New York University School of Law and is admitted to practice in the United States Tax Court. His education and experience as a tax specialist will be of benefit to our board in its deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOSEPH A. AMATO, JEFFREY A. GOULD, MATTHEW J. GOULD, LOUIS P. KAROL AND J. ROBERT LOVEJOY AS DIRECTORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF JOSEPH A. AMATO, JEFFREY A. GOULD, MATTHEW J. GOULD, LOUIS P. KAROL AND J. ROBERT LOVEJOY UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

        The following sets forth information regarding directors whose terms of office will continue after the annual meeting:

Directors to continue in office until the 2011 Annual Meeting:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Charles Biederman 76 Years	Director since June 1989; Chairman since January 2008 of Universal Development Company, a commercial general contractor engaged in turnkey hotel, commercial and residential projects; Principal of Sunstone Hotel Investors, LLC, a company engaged in the management, ownership and development of hotel properties, from November 1994 to December 2007; Executive Vice President of Sunstone Hotel Investors, Inc., a real estate investment trust engaged in the ownership of hotel properties, from September 1994 to November 1998 and Vice Chairman of Sunstone Hotel Investors from January 1998 to November 1999. Mr. Biederman, a professional architect, was involved for many years in the development and construction of residential communities. He subsequently became involved, as an executive officer and a director, in the activities of a publicly traded real estate investment trust engaged in the ownership of hotel properties and developed, as an investor, principal and partner, residential properties and hotels. In his business activities he has been involved in all aspects of real estate ownership and operation and in real estate development, which includes financing and related financial matters.
James J. Burns 70 Years

Director since June 2000; Consultant (with primary responsibility for income tax reporting and compliance) since April 2009, Vice Chairman from March 2006 to March 2009 and Senior Vice President and Chief Financial Officer of Reis, Inc. and its predecessor, Wellsford Real Properties, Inc., from October 1999 to March 2006; Partner of Ernst & Young LLP, certified public accountants, and a predecessor firm from January 1977 to September 1999; Director of Cedar Shopping Centers, Inc., a real estate investment trust engaged in the ownership, development, management and leasing of retail properties, since 2001. Mr. Burns has been involved for more than 45 years in accounting and auditing issues, specializing since 1975 in the real estate industry. His wealth of knowledge in financial and accounting matters and his involvement as an officer and director of, and as adviser to, real estate investment trusts, makes him a valuable member of our audit committee, the financial expert to our audit committee and an important component of our board of directors.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Patrick J. Callan, Jr. 47 Years

Director since June 2002; President of our company since January 2006 and Chief Executive Officer since January 2008; Senior Vice President of First Washington Realty, Inc. from March 2004 to November 2005; Vice President of Real Estate for Kimco Realty Corporation, a real estate investment trust, from May 1998 to March 2004. Mr. Callan joined us in 2002, as a director, with significant experience in commercial leasing with a publicly traded real estate investment trust and thereafter served as a senior executive officer of another real estate investment trust. His knowledge of our business and our industry made him an excellent choice to become our president in 2006 and our chief executive officer in 2008.

Directors to continue in office until the 2012 Annual Meeting:

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Joseph A. DeLuca 64 Years	Director since June 2004; Principal of MHD Capital Partners, LLC, an entity engaged in real estate investing and consulting since March 2006; Principal and sole shareholder of Joseph A. DeLuca, Inc., a company engaged in real estate capital and investment consulting since September 1998, including serving as Director of Real Estate Investments for Equitable Life Assurance Society of America under a consulting contract from June 1999 to June 2002; Executive Vice President and head of Real Estate Finance at Chemical Bank from September 1990 until its merger with the Chase Manhattan Bank in 1996 and Managing Director and Group Head of the Chase Real Estate Finance Group of the Chase Manhattan Bank from the merger to April 1998. Mr. DeLuca has had many years of banking experience, specializing in real estate finance, and for approximately eight years was head of the real estate finance group of Chemical Bank and its successor, Chase Manhattan Bank. Since leaving the Bank, he has been a consultant on real estate matters to various entities. His years of experience in the real estate industry, particularly in real estate finance matters, provides our board with a director who has exceptional knowledge and understanding of real estate finance, credit issues from both the lenders and borrowers perspective, and property acquisitions and dispositions.

Name and Age	Principal Occupation For The Past Five Years and other Directorships or Significant Affiliations
Fredric H. Gould 74 Years

Chairman of our board since June 1989, Chief Executive Officer from December 1999 to December 2001 and from July 2005 to December 2007; Chairman of Georgetown Partners, Inc., Managing General Partner of Gould Investors L.P., a limited partnership engaged in real estate ownership, since December 1997; Chairman of the board of BRT Realty Trust, a mortgage real estate investment trust, since 1984 and President of REIT Management Corp., adviser to BRT Realty Trust, since 1986; Director of EastGroup Properties, Inc., a real estate investment trust engaged in the acquisition, ownership and development of industrial properties, since 1998. Fredric H. Gould is the father of Jeffrey A. Gould and Matthew J. Gould. Mr. Fredric H. Gould, who is a certified public accountant and an attorney, has been involved in the real estate business for approximately 50 years, as an investor and owner, and as the chief executive officer of publicly traded real estate entities and real estate investment trusts. He has also served as a director of four real estate investment trusts, including serving as chairman of the board of our company, and as a director and a member of the loan committee of two savings and loan associations. His knowledge and experience in business, finance, tax, accounting and legal matters and his knowledge of our company's business and history makes him an important member of our board of directors.

Eugene I. Zuriff 70 Years

Director since December 2005; Vice Chairman of PBS Real Estate LLC, real estate brokers, since March 2008; President of The Smith & Wollensky Restaurant Group, Inc., developer, owner and operator of a diversified portfolio of white tablecloth restaurants in the United States, from May 2004 to October 2007; consultant to The Smith & Wollensky Restaurant Group, Inc., from February 1997 to May 2004 and a Director of The Smith & Wollensky Restaurant Group, Inc., from 1997 to October 2007; Director of Doral Federal Savings Bank from 2001 to July 2007 and Chairman of its Audit Committee from 2001 to July 2003. Mr. Zuriff's experience as president and a director of a publicly traded entity, as a director and chairman of the audit committee of a federal savings bank along with his current activities in the real estate brokerage industry provide him with knowledge and experience that is important to our board in its deliberations.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

General

        The audit committee and the board of directors is seeking ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        We are not required to have our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is good corporate practice. If the stockholders do not ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but may, in its discretion, decide to retain such independent registered public accounting firm. Even if the selection is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

        The affirmative vote of the holders of a majority of our outstanding shares of common stock present at the meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

Audit and Other Fees

        The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2009 and 2008, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

	2009	2008
Audit fees(1)	$406,714	$379,796
Audit-related fees(2)	33,000	—
Tax fees(3)	10,000	14,400

Total fees	$449,714	$394,196

(1)
Audit fees include fees for the audit of our annual consolidated financial statements and for review of financial statements included in our quarterly reports on Form 10-Q. Included in the audit fees for 2009 and 2008 are $99,500 and $94,500, respectively, for services rendered in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees include fees related to services rendered in connection with registration statements filed with the Securities and Exchange Commission.

(3)
Tax fees consist of fees for tax advice, tax compliance and tax planning.

        The audit committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy for Audit and Non-Audit Services

        The audit committee must pre-approve all audit and non-audit services involving our independent registered public accounting firm.

        In addition to the audit work necessary for us to file required reports under the Securities Exchange Act of 1934, as amended (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), our independent registered public accounting firm may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are approved by the audit committee. The audit committee approved all audit and non-audit services performed by our independent registered public accounting firm in 2009 and 2008.

Approval Process

        Annually, the audit committee reviews the audit scope for that year, including the proposed audit fee associated with the audit and services in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee may, at the time it reviews the audit scope or subsequently thereafter, approve the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved and any fees for tax related services in excess of the maximum established by the audit committee must receive the approval of the audit committee.

        Proposals for any other non-audit services to be performed by the independent registered public accounting firm must be approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

        The audit committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors. The audit committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange listing standards definition of independence for audit committee members and has determined that each member of the audit committee was independent during his service on the committee.

        The role of the audit committee is to select and engage our independent registered public accounting firm and to oversee and monitor, among other things, our financial reporting process, the independence and performance of the independent registered public accounting firm and the functioning of our internal controls. It is the responsibility of management to prepare financial statements in accordance with generally accepted accounting principles and of the independent registered public accounting firm to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

        The audit committee met on four occasions and conducted business on one occasion by unanimous written consent in 2009. In performing its functions, the audit committee met and held discussions with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function on the company's behalf. The audit committee discussed with the independent registered public accounting firm the overall scope and plan for its activities and reviewed with the accounting firm performing the internal control function its work plan and the scope of its activities.

        Management represented to the audit committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the year end consolidated financial statements with management and the independent registered public accounting firm. The audit committee also discussed the company's internal control procedures and their evaluation of the internal controls with management, the independent registered public accounting firm and the accounting firm performing the internal control audit function. The audit committee also reviewed with management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the company's filings with the Securities and Exchange Commission. The audit committee met to review the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission and reviewed each quarterly earnings press release prior to public release. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).

        The audit committee discussed with the independent registered public accounting firm, the registered public accounting firm's independence from the company and management, and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the audit committee reviewed and approved the independent registered public accounting firm's fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence and concluded that it was compatible.

        The audit committee meets with the independent registered public accounting firm and the accounting firm performing the internal control audit function, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the company's financial reporting.

        Based on the reviews and discussions referred to above, the audit committee recommended that the audited financial statements for the year ended December 31, 2009 be included in the company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

        The audit committee approved the retention of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ended December 31, 2010 after reviewing the firm's performance in 2009 and its independence from us and management.

        The audit committee also reviewed the annual payment made by the company to Majestic Property Management Corp. under the compensation and services agreement, acted on behalf of the independent directors in negotiating the amount of such annual payment and other compensation under such agreement with certain of the company's part-time executive officers and reviewed its findings and conclusions with respect to such payment and other compensation with the company's compensation committee.

Respectfully submitted.
Charles Biederman James J. Burns Joseph A. DeLuca

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis describes our compensation objectives, policies and decisions as applied to our executive officers in 2009. This discussion and analysis focuses on the information contained in the compensation tables that follow this discussion and analysis, but also describes our historic compensation structure for our officers to enhance an understanding of our executive compensation disclosure. Our compensation committee oversees our compensation program, recommends the compensation of officers employed by us on a full-time basis to our board of directors for its approval, approves the annual fee paid by us to the chairman of our board, and approves the annual fees paid by us pursuant to a compensation and services agreement to Majestic Property Management Corp., an affiliated entity (hereinafter Majestic), which results in the payment by Majestic of compensation to our part-time officers, including Fredric H. Gould, David W. Kalish and Mark H. Lundy. Majestic is wholly-owned by Fredric H. Gould, the chairman of our board.

        We have two categories of officers: (i) officers who devote their full business time to our affairs, and (ii) officers who devote their business time to us on a part-time basis. The officers who devote their full business time to our affairs are compensated directly and solely by us. Prior to 2007, the basic compensation (base salary, bonus, if any, and perquisites) of certain of our part-time officers, who primarily engage in legal and accounting activities on our behalf, was allocated to us and other affiliated entities pursuant to a shared services agreement and certain officers (including officers who did not allocate any of their compensation to us and officers whose compensation was allocated to us) received compensation from Majestic, whose gross revenues included fees paid by us for services performed on our behalf by Majestic (property management, sales and lease consulting and brokerage services, mortgage brokerage services and construction supervisory services, among other services provided). All of our full-time and part-time officers and other employees, including employees of affiliated companies who perform services for us on a part-time basis, receive annual restricted stock awards approved by the compensation committee and the board of directors.

        In 2006, in connection with a review of our allocation methods and our related party transactions, our audit committee recommended to our compensation committee and board of directors a change in the manner in which compensation is paid to those officers (and employees) who perform services for us on a part-time basis, including legal and accounting services, as well as a change in the manner in which any affiliated entity, primarily Majestic, is compensated for services performed on our behalf. The services provided by Majestic to us include billing and collection of rent and additional rent and property management services, property acquisition review and analysis, tenant default issues, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. The audit committee recommended changes in the manner in which compensation is paid to part-time officers and employees and the manner in which Majestic is compensated for services performed on our behalf because, in its view, the changes would simplify our compensation structure, limit the need for the audit committee, the internal auditor and the independent auditor to review the allocations and limit potential conflict issues which may arise as a result of related party transactions. The audit committee, the compensation committee and the board of directors were of the opinion that it was desirable for us to maintain the services of those officers who perform services for us on a part-time basis, as well as the services of Majestic, which performs necessary services on our behalf.

        In order to effectuate our audit committee's recommendation, we entered into an agreement with Majestic, effective as of January 1, 2007, under which Majestic assumed our obligations to make payments under the shared services agreement and agreed to provide to us the services of all executive, administrative, legal, accounting and clerical personnel that had previously been utilized by us on a part-time basis and for which we paid, as reimbursement, an allocated portion of the payroll expenses of such personnel in accordance with a shared services agreement. Since Majestic now provides such personnel for us, we no longer incur any allocated payroll expense and the payroll expenses of such executives and part-time employees is allocated to Majestic. Under the terms of the agreement, Majestic also agreed to continue to provide to us the property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings, and construction supervisory services that it provided to us in the past and we, therefore, do not incur any fees or expenses for such services, except for the annual fee referred to below. As consideration for providing the services of such personnel to us, and for providing property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services, we agreed to pay to Majestic a fee of $2,025,000 for 2009. Majestic may earn a profit from payments under the agreement. Majestic credits against the fee due to it any management or other fees received by it from any of our joint ventures (except for fees paid by the tenant-in-common on a property located in Los Angeles, CA). In addition, under the agreement, we agreed to pay compensation to the chairman of our board of $250,000 per annum and to make an additional payment to Majestic of $175,000 in 2009 for our share of all direct office expenses, including rent, telephone, computer services, internet usage, supplies etc., previously allocated under the shared services agreement and since 2007 allocated to Majestic. The annual payments made by us to Majestic are reviewed and negotiated by our audit committee and Majestic annually and at other times as may be determined by our audit committee.

        For the year ended December 31, 2009, our named executive officers are Patrick J. Callan, Jr., president (chief executive officer effective January 1, 2008) and Lawrence G. Ricketts, Jr., executive vice president (chief operating officer effective January 1, 2008), both of whom devote their full time to our affairs, and Fredric H. Gould, chairman of our board (and chief executive officer from July 2005 to December 31, 2007), David W. Kalish, senior vice president and chief financial officer, and Mark H. Lundy, a senior vice president and secretary, who devote time to our affairs on a part-time basis.

Objectives of our Compensation Program

        The overriding objective of our compensation program for full-time officers is to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The compensation committee believes that relying on this principal will permit us to both retain and motivate our officers. With respect to our part-time officers, the compensation committee must be satisfied that such officers provide us with sufficient time and attention to fully meet our needs and fully perform their duties on our behalf. The compensation committee is of the opinion that our part-time officers perform valuable services on our behalf, devote sufficient time and attention to our business needs, are able to fully meet our needs and that the performance of activities on behalf of affiliated entities does not adversely affect their ability to perform duties effectively on our behalf. The compensation committee is also of the opinion that utilizing the services of various senior officers with diverse skills on a part-time basis enables us to benefit from a greater degree of executive experience and competence than an organization of our size could otherwise afford.

        We have historically experienced an extremely low level of officer and employee turnover. Fredric H. Gould, David W. Kalish and Mark H. Lundy each has been an officer with us for over 20 years and Lawrence G. Ricketts, Jr. has been employed by us for approximately 10 years. Patrick J. Callan, Jr. has been a member of our board of directors for seven years, our president for over three years and our chief executive officer for over two years.

Compensation Setting Process

  Full-time Officers

        Our compensation committee refers to the compensation survey prepared for the National Association of Real Estate Investment Trusts (NAREIT) to understand the base salary, bonus, long-term incentives and total compensation paid by other REITs to their officers to assist it in providing a fair, reasonable and competitive compensation package to our full-time officers. Although there are many REITs engaged in acquiring and managing real estate portfolios, there are few equity REITs which have a market capitalization comparable to ours. As a result, the NAREIT compensation survey, although informative, does not provide information which is directly applicable to us. We determine compensation for our full-time officers, including our full-time named executive officers, on a case-by-case basis and our compensation decisions are subjective. Our compensation committee has retained an independent compensation consultant to provide the committee with an analysis of the compensation paid to our executive officers in comparison to a selected peer group (see "Compensation Consultant" below). We have not to date utilized performance targets. However, the committee has commenced the process for establishing performance goals for the grant of performance based awards for senior executives and has decided to initially allocate 200,000 shares from the One Liberty Properties Inc. 2009 Incentive Plan to such program, expects to use both a return on capital and total shareholder return metric, and provide for a seven-year vesting period. The performance based awards should be granted prior to calendar year end.

        In determining compensation for 2009, the recommendations of Fredric H. Gould, chairman of our board, played a significant role in the compensation-setting process since, as chairman of the board, he was aware of each officer's duties and responsibilities and was most qualified to assess the level of each officer's performance. The chairman of our board, prior to making recommendations to the compensation committee concerning each full-time officer's compensation, consulted with other senior executive officers. During the process, our overall performance for the immediately preceding fiscal year, including rental income, funds from operations, net income, dividends paid to stockholders and performance of our common stock were taken into consideration. None of these measures of performance was given more weight than any other and they were used to provide an overall view of our performance for the preceding year. The chairman of the board and other senior officers also assessed each individual's performance in such year, which assessment was highly subjective. Positively impacting the compensation decisions with respect to our full-time named executive officers for 2009 was the increase in rental revenues from 2007 to 2008. Also taken into consideration was the fact that, although there was a decline in net income in 2008 compared to 2007, the decline was due primarily to impairment charges recorded at December 31, 2008 with respect to four former Circuit City properties and one additional property due in large measure to the national economic recession. During this process, the chairman of our board proposed to the compensation committee with respect to each full-time named executive officer, a base salary for the 2009 calendar year, a bonus applicable to the 2008 calendar year and the number of shares of restricted stock to be awarded to each individual full-time named executive officer. At its annual compensation committee meeting, the compensation committee reviewed these recommendations. The compensation committee has discretion to accept, reject or modify the recommendations. The final decision by the compensation committee on compensation matters related to all officers was reported to the board of directors, which approved the actions of the committee.

  Part-time Officers

        We believe that utilizing part-time officers pursuant to the compensation and services agreement, enables us to benefit from access to, and the services of, a group of senior officers with experience and knowledge in real estate ownership, operations and management and finance, legal, accounting and tax matters that an organization our size could not otherwise afford. Our chairman, in consultation with certain of our part-time senior officers, determines the total annual base compensation, bonus, if any, and perquisites to be paid by all parties to the shared services agreement to our part-time officers.

        Pursuant to the compensation and services agreement, Majestic assumed our obligations under the shared services agreement, and agreed to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we previously used on a part-time basis. For 2007, 2008 and 2009, the portion of our part-time officers' compensation which had been allocated to us in prior years pursuant to a shared services agreement, and would have been allocated to us in 2007, 2008 and 2009 if the compensation and services agreement was not in effect, was allocated to Majestic. The compensation and services agreement, was negotiated by our audit committee, approved by our compensation committee and our board of directors and was effective as of January 1, 2007. The annual fee paid to Majestic under the compensation and services agreement was negotiated for each year by our audit committee and approved by our compensation committee and our board of directors. Our part-time officers, including our chairman, receive compensation from other business enterprises, most of which are owned or controlled by our chairman. The compensation committee is aware of the receipt and amount of such compensation.

  Compensation Consultant

        In October 2008, our compensation committee engaged an independent compensation consultant, FPL Associates L.P., a nationally recognized compensation consulting firm specializing in the real estate industry. In January, 2010, FPL Associates L.P. was retained again by the compensation committee to update certain of the information previously provided. FPL Associates L.P. has no relationship with us or any of our affiliates, except that it was retained in 2008 and 2009 as the independent compensation consultant for BRT Realty Trust, which may be deemed an affiliate of ours. The primary purpose of the initial engagement in October 2008 was for the compensation consultant to conduct a comprehensive benchmarking analysis for our senior executives, to enable our compensation committee to determine if the compensation of our senior executive officers is fair and reasonable and to assist our compensation committee in making any necessary adjustments to the compensation components. The purpose of the January, 2010 retention was for the compensation consultant to update the benchmarking analysis for our president and chief executive officer and our executive vice president and chief operating officer.

        Prior to commencing its benchmarking analysis, the compensation consultant and management discussed and agreed upon a methodology for determining the comparative peer groups. Based upon such discussions it was determined to use two peer groups as follows:

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  A Full-Time Peer Group; to be used for executives who dedicate all, or substantially all, of their business time to our affairs. The Full Time Peer Group includes public REITs active in the net lease space; public real estate companies comparable in size to us (measured by market and total capitalization); and/or public real estate companies located in New York. The Full Time Peer Group selected for benchmarking purposes consists of eleven public real estate companies with a market capitalization which is generally larger than our capitalization. The compensation consultant noted in its report to the compensation committee that none of the specific peer group companies are a perfect match to us, due to our small size position among our most direct peers.

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  A Shared Peer Group; to be used for executives who dedicate a portion of their business time to our affairs and who also dedicate time to affiliated companies. The Shared Peer Group exude similar characteristics as described for the Full Time Peer Group and includes public REITs focused on the debt side of the real estate business and consists of six public equity REITs and six public debt REITs that are comparable to us in terms of focus, size and/or geographic location. The market capitalization of the peer group companies is generally larger than our capitalization.

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  The following is the full-time peer group companies used by the consultant:

Agree Realty Corporation	National Retail Properties, Inc.
AmReit	Ramco-Gershenson Properties Trust
CapLease, Inc.	Realty Income Corporation
Getty Realty Corp.	Urstadt Biddle Properties, Inc.
Lexington Realty Trust	W.P. Carey & Co. LLC.
Lodgian, Inc.
  •
  The following is the shared peer group companies used by the consultant:

CapLease, Inc.	Arbor Realty Trust, Inc.
Cousins Properties Incorporated	CapitalTrust, Inc.
Getty Realty Corp.	iStar Financial Inc.
Lexington Realty Trust	New York Mortgage Trust, Inc.
Urstadt Biddle Properties, Inc.	NorthStar Realty Financing Corp.
W.P. Carey and Co. LLC	RAIT Financial Trust.

        The compensation consultant, in its initial report, used the 25th percentile as the market comparison in its conclusions because of our relatively smaller size compared to the peer group companies. The compensation consultant also used a plus/minus 15% threshold to define "in line" (competitive) with the market. Based on its benchmarking analysis, the compensation consultant advised that in 2008: (i) the compensation paid by us to Patrick J. Callan, Jr., our president and chief executive officer, is slightly above the 25th percentile, (ii) the compensation paid by us to Lawrence G. Ricketts, Jr., our executive vice president and chief operating officer, is in line with or slightly below the 25th percentile, (iii) the compensation of part-time senior executives (including Fredric H. Gould, chairman of the board, David W. Kalish, a senior vice president and chief financial officer and Mark H. Lundy, senior vice president and secretary) paid by us or allocated to Majestic is below the 25th percentile, (iv) the total compensation paid to Fredric H. Gould (including all compensation paid by affiliated companies which includes three operating entities and two service companies), and the total compensation paid to part-time senior executives (including David W. Kalish and Mark H. Lundy) by us and such affiliated operating and service companies is above the 25th percentile and (v) the equity awards we provide to all of our officers are a smaller portion of total compensation compared to our peers.

        Since the total compensation of part-time named executive officers declined in 2009, as compared to 2008, the compensation committee did not deem it necessary to engage a compensation consultant to update its benchmarking analysis for its part-time executive officers. However, it did deem it appropriate to go through the process as it relates to our full-time senior executives to determine if the compensation paid to them in 2009 was fair and reasonable and to further determine if any adjustments were necessary. In updating the benchmarking analysis for our president and chief executive officer and our executive vice president and chief operating officer, the consultant utilized a consistent methodology from a position matching and company matching perspective as that contained in its initial analysis. In reviewing the compensation paid to our president and chief executive officer and to our executive vice president and chief operating officer in 2009, the consultant focused on the 25th percentile and the median as the appropriate market range. The consultant concluded that on an absolute compensation basis, and considering the "market range" used by it, the two senior full-time executives' compensation appears to be generally "in line" with market. The compensation consultant further advised the compensation committee that the compensation mix of the company is weighted more heavily toward cash compensation compared to market and the long-term incentive mix lags the market. The consultant noted, that it understood that equity pay has historically been limited to mitigate dilution issues and it understands that the Compensation Committee is in the process of creating a long-term performance based equity program, which it fully supports.

        The benchmarking analysis performed by the compensation consultant for the compensation committee and the compensation consultants use of the 25th percentile and the median as the market comparison in its findings is used by the compensation committee as a guide in its review and determination of base salaries, annual cash bonuses and restricted stock awards and is only one input in the compensation process. The company's performance, both on an absolute basis and in comparison to its direct and indirect competition (taking into account economic and general business conditions), and each executive's performance, tenure and experience is taken into consideration in arriving at the executive's compensation, which may result in whether the executive is paid below, at, or above the percentile used by the compensation consultant in its market comparison.

Components of Executive Compensation

  Full-time Officers

        The principal elements of our compensation program for our full-time officers are:

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  base salary;

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  annual bonus;

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  long-term equity incentive in the form of restricted stock; and

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  special benefits and perquisites.

        Additional benefits and perquisites which are provided to our full-time executive officers consist of:

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  additional disability insurance;

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  an automobile allowance; and

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  automobile maintenance and repairs.

        Base salary and annual bonus are cash-based, while long-term incentives consist of restricted stock awards. In determining compensation, the compensation committee does not have a specific allocation goal between cash and equity-based compensation.

  Part-time Officers

        In 2009, except for the $250,000 annual compensation we paid to the chairman of our board pursuant to the compensation and services agreement, the only form of direct compensation we provided to our part-time officers was the granting of long-term equity incentives in the form of restricted stock awards. For services rendered to us, our part-time officers are compensated by Majestic, which was paid a fee of $2,025,000 (including $12,000 paid by one of our joint venture partners, but excluding $175,000 as reimbursement for our share of direct office expenses) in 2009 pursuant to the compensation and services agreement. The compensation committee was advised of the amount allocated by each part-time officer to Majestic for service rendered on our behalf and the total compensation received by each part-time officer in 2009 from Majestic and other affiliated companies.

  Base Salary

        Base salary is the basic, least variable form of compensation for the job an officer performs and provides each officer with a guaranteed monthly income.

        Full-time Officers:    Base salaries of full-time officers are targeted to be competitive with the salaries paid to officers at other REITs with a market capitalization similar to ours. Any increase in base salary is determined on a case by case basis, is not based upon a structured formula and is based upon, among other considerations (i) our performance in the preceding fiscal year, (ii) such officer's current base salary, (iii) amounts paid by peer group companies for officers performing substantially similar functions, (iv) years of service, (v) current job responsibilities, (vi) the individual's performance and (vii) the recommendation of the chairman of the board.

        Part-time Officers:    The portion of our part-time officers' base salary, which would have been allocated to us in 2009 pursuant to the shared services agreement, has been assumed by Majestic pursuant to the compensation and services agreement and is paid by Majestic. Since the annual fee paid to Majestic is approved by the compensation committee and the board of directors, the compensation committee does not review the base salaries of our part-time officers.

  Bonus

        Full-time Officers:    We provide the opportunity for our full-time officers to earn an annual cash bonus. We provide this opportunity both to reward our personnel for past performance and to motivate and retain highly qualified people. We recognize that annual bonuses are almost universally provided by other companies with which we might compete for talent. In view of the fact that only two of our named executive officers devote their full-time to our affairs, annual cash bonuses for such named executive officers are determined on a case-by-case basis by our compensation committee. During the process, we considered our overall performance for the immediately preceding fiscal year, including rental revenues, funds from operations, net income, dividends paid to stockholders and the performance of our common stock. None of these measures of performance is given more weight than any other and they are used to provide an overall view of our performance for the preceding year. Once it has approved the annual bonus to be paid to each named executive officer, the compensation committee presents its recommendations to the board of directors for their approval.

        Part-time Officers:    The portion of our part-time officers' annual bonus, if any, which would have been allocated to us in 2009 pursuant to the shared services agreement, has been assumed by Majestic pursuant to the compensation and services agreement. Since the annual fee paid to Majestic is approved by the compensation committee and the board of directors, the compensation committee does not review the bonus, if any, paid to part-time officers.

  Long-term Equity Awards

        We provide the opportunity for our full-time and part-time officers to receive long-term equity incentive awards. Our long-term equity incentive compensation program is designed to recognize responsibilities, reward performance, motivate future performance, align the interests of our officers with those of our stockholders and retain our officers. The compensation committee reviews long-term equity incentives for all our employees, including part-time officers and employees of affiliates who perform services for us, at its regularly scheduled annual meeting (usually held in December of each year) and makes recommendations to our board of directors for the grant of equity awards. In determining the long-term equity compensation component, the compensation committee considers all relevant factors, including our performance and individual performance. Existing ownership levels are not a factor in award determinations. All equity awards are granted under our stockholder approved Incentive Plan.

        We do not have a formal policy with respect to whether equity compensation should be paid in the form of stock options or restricted stock. Prior to 2003, we awarded stock options rather than restricted stock, but in 2003 a decision was made to grant only restricted stock. The compensation committee believes restricted stock awards are more effective in achieving our compensation objectives, as restricted stock has a greater retention value and, because fewer shares are normally awarded, it is potentially less dilutive. Additionally, before vesting, cash dividends to stockholders are paid on all outstanding awards of restricted stock as an additional element of compensation.

        All the restricted stock awards granted to date contain a five-year "cliff" vesting requirement. The compensation committee believes that restricted stock awards with five-year "cliff" vesting provide a strong retention incentive and aligns the interests of our officers with those of our stockholders. We view our capital stock as a valuable asset that should be awarded judiciously.

        We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information and in view of the five year "cliff" vesting requirement, we do not believe such a formal policy is necessary. Annually, our board of directors, upon the compensation committee's recommendation, approves the granting of equity awards effective on or about the last business day in February. In December 2008, in view of the fact that there were limited shares available for grant under the Company's 2003 Incentive Plan, our board of directors, upon the compensation committee's recommendation, set the grant date for our restricted stock incentive awards to be June 4, 2009, subject to approval by our stockholders of the 2009 Incentive Plan at our annual stockholders' meeting on June 4, 2009, with the five year restriction period to begin as of the date the restricted stock would have been granted if the Incentive Plan was in effect at the time.

        The amount of restricted stock recommended by the compensation committee for approval by the board of directors in December 2008 to be granted on June 4, 2009 was related to the number of shares of our common stock issued and outstanding at the time the awards were approved by our compensation committee. The aggregate restricted stock authorized in December 2008 and awarded in June 2009, 102,750 shares, was approximately 1% of our issued and outstanding shares of common stock as of June 30, 2009.

        Our compensation committee has reviewed our compensation policies and practices to ascertain if the risks arising from such policies or practices are reasonably likely to have a materially adverse effect on our company. The compensation committee concluded that while our compensation program takes into account the company's performance the program does not encourage excessive or unnecessary risk-taking and our policies and practices achieve a balance between annual performance and long-term growth.

        The compensation committee has commenced the process for establishing a program for the grant of performance based awards to senior executive officers. It has decided to initially allocate 200,000 shares of common stock to this program from the One Liberty Properties, Inc. 2009 Incentive Plan and expects to use both a return on capital and a total shareholder return metric and to provide for a full seven-year vesting requirement. A long-term vesting requirement, in the committee's opinion, will substantially reduce the risk of excessive or unnecessary risk taking.

Executive Benefits and Perquisites

        Full-time Officers:    We provide our full-time officers with a competitive benefits and perquisites program. We recognize that similar benefits and perquisites are commonly provided at other companies with which we might compete for talent. We review our benefits and perquisites program periodically to ensure it remains fair to our officers and employees. For 2009, the benefits and perquisites we provided to our officers were a small percentage of the compensation provided by us to them. The benefits and perquisites we provide to our full-time executive officers, in addition to the benefits and perquisites we provide to all our full time employees, consist of an automobile allowance, payments for automobile maintenance and repairs, and payment of the premium for additional disability insurance.

        Part-time Officers:    Our chairman of the board, in consultation with certain part-time senior officers, determines the perquisites of our part-time officers. The portion of our part-time officers' perquisites, which was previously allocated to us pursuant to the shared services agreement, is paid by Majestic in accordance with the compensation and services agreement. Since the fee we paid to Majestic was approved by the compensation committee and the board of directors, the compensation committee does not review the perquisites of our part-time officers.

Chairman of the Board's Compensation

        The compensation and services agreement, which was approved by our audit committee and board of directors in 2007, provides that we pay Fredric H. Gould, the chairman of our board, annual compensation for his services to us. Our chairman does not receive any additional direct compensation from us, other than any long-term equity awards granted to him by our board of directors based upon our compensation committee's recommendation. Our chairman also receives compensation from Majestic. In 2009, we paid our chairman compensation of $250,000 and granted 11,400 shares of restricted stock to him valued at $84,448 on the grant dates. Of these 11,400 shares, 4,700 shares valued at $38,963 on the grant date, were awarded effective as of February 26, 2010, but for financial statements purposes, these shares are considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009. For additional information regarding compensation of our chairman, see the "Summary Compensation Table," below.

Severance and Change of Control Agreements

        Neither our officers nor our employees have employment or severance agreements with us. They are "at will" employees who serve at the pleasure of our board of directors.

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any change of control protection to our officers, directors or employees. Under the terms of each restricted stock awards agreement, accelerated vesting occurs with respect to each person who has been awarded restricted stock if (i) any person, corporation or other entity purchases our stock for cash, securities or other consideration pursuant to a tender offer or an exchange offer, without the prior consent of our board, or (ii) any person, corporation or other entity shall become the "beneficial owner" (as such term is defined in Rule 13-d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of our securities representing 20% or more of the combined voting power of our then outstanding securities ordinarily having the right to vote in the election of directors, other than in a transaction approved by our board of directors.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on the deductibility of certain non-cash compensation in excess of $1 million earned by each of the chief executive officer and the four other most highly compensated officers of publicly held companies. In 2009, all compensation paid to our full-time officers was deductible by us. The compensation committee intends to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable. The compensation committee has not adopted a formal policy that requires all compensation paid to the officers to be fully deductible.

Analysis

  Base Salary and Bonus

        In accordance with the compensation setting process described above, the following base salaries and bonuses were approved as follows for our full-time named executive officers in 2008 and 2009:

Name	2008 Base Salary ($)(1)	2009 Base Salary ($)(1)	Percentage % Salary Increase	2008 Bonus ($)(2)		2009 Bonus ($)(2)		Percentage % Bonus (Decrease)
Patrick J. Callan, Jr.	400,000	416,000	4.00	210,000	(3)	180,000	(3)	(14.29)
Lawrence G. Ricketts, Jr.	230,000	240,000	4.35	35,000		30,000		(14.29)

(1)
The compensation committee and board of directors determined 2008 base salary in December 2007 and 2009 base salary in December 2008.

(2)
The bonuses for 2008 and 2009 were approved by the compensation committee and the board of directors in December 2008 and 2009, respectively, and correspond to performance in 2008 and 2009, respectively.

(3)
Upon becoming president of the company in January 2006, the board of directors approved the payment in each fiscal year of a minimum annual bonus of $175,000. This amount is included in the bonus reported for Mr. Callan in 2008 and 2009. The amount in excess of $175,000 is in addition to the minimum bonus.

        As the company entered 2009, the compensation committee was concerned about the overall economy and the effects that the national recession would have on the retail industry and on the commercial real estate markets. Based on the individual performance of Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr., the compensation concluded that an increase in base salary was appropriate but that in view of concerns about the coming year it determined to limit the increases to approximately 4%. In analyzing bonuses for 2009 the compensation committee took into consideration the positives of 2009, including increases in rental revenues, net income and funds from operations but approved 14% decreases in the bonus from year-to-year, due to the fact that total shareholder return for 2009 was, in its view, inadequate, primarily due to the depressed market price for our shares.

        In 2009, the total compensation of Patrick J. Callan, Jr., our president and chief executive officer, was 90.4% greater than the total compensation of Lawrence G. Ricketts, Jr., our executive vice president and chief operating officer. We have not adopted a policy with regard to the relationship of compensation among our executive officers or other employees. The compensation committee considered the differential in compensation and, based upon their respective responsibilities and experience, concluded that the differential was appropriate.

  Long-term Equity Awards

        We believe that our long-term equity compensation program, using restricted stock awards with five-year cliff vesting, provides motivation for our officers and is a beneficial retention tool. We are mindful of the potential dilution and compensation cost associated with awarding shares of restricted stock and, therefore our policy is to minimize dilution. In 2009, we awarded an aggregate of 175,025 shares representing 1.57% of our issued and outstanding shares as of December 31, 2009. Of these 175,025 shares, 72,275 shares were awarded effective as of February 26, 2010, but for financial statements purposes, these shares are considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009. In the past five years, we have awarded an aggregate of 367,600 shares of common stock, representing an average of .60% per annum of our outstanding shares of common stock as of the respective year ends. We believe the cumulative effect of the awards is not overly dilutive and has created significant incentive for our officers and employees.

        After reviewing the aggregate compensation received by our full-time named executive officers, our performance in 2008, and the performance and responsibilities of each named executive officer, and taking into account our policy of minimizing stockholder dilution, in 2009 we awarded 12,000 shares of restricted stock to Patrick J. Callan, Jr., 10,000 shares of restricted stock to Lawrence G. Ricketts, Jr., and 6,700 shares of restricted stock to each of Fredric H. Gould, David W. Kalish and Mark H. Lundy. In addition, Messrs. Callan, Fredric H. Gould, Kalish, Ricketts and Lundy were awarded 8,400, 4,700, 4,700, 7,000 and 4,700 shares of restricted stock, respectively, effective as of February 26, 2010. For financial statements purposes, these shares are considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009.

        We intend to continue to award restricted stock as we believe (i) restricted stock awards align management's interests and goals with stockholders' interests and goals and (ii) officers and employees are more desirous of participating in a restricted stock award program and, therefore, it is an excellent motivator and employee retention tool.

  Equity Compensation Policies

        We do not have any policy regarding ownership requirements for officers or directors. In view of the fact that all of our officers and directors own our shares of common stock (and many of our officers hold a significant number of shares of our common stock), we do not believe there is a need to adopt of a policy regarding ownership of shares of our common stock by our officers and directors.

  Perquisites

        The perquisites we provide to our full-time officers account represent a small percentage of the compensation paid by us to these officers. We believe that such perquisites are competitive and appropriate.

  Employment and Severance Agreements

        We do not enter into employment agreements or severance agreements with any of our officers or employees as we believe such agreements are not beneficial to us, and that we can provide sufficient motivation to officers by using other types of compensation.

  Change of Control Agreements; Potential Payments upon Change of Control

        Except for provisions for accelerated vesting of awards of our restricted stock in a "change of control" transaction, we do not provide for any change of control payment or protection to our officers, directors or employees. Upon a change of control, the restricted stock issued to our officers, directors, employees and consultants would automatically vest. This is the only automatic compensation benefit our officers would receive in a change of control transaction. In the event that a change of control occurred as of December 31, 2009, the restricted stock held by our named executives officers would have automatically vested and the value of each such officer's restricted stock, based upon the closing price of our stock on December 31, 2009, would have been as follows:

Name	Number of Shares of Unvested Restricted Stock Held as of December 31, 2009(1)	Value of Outstanding Shares of Unvested Restricted Stock Upon a Change of Control at December 31, 2009($)(2)
Patrick J. Callan, Jr.	37,400	328,372
Fredric H. Gould	23,700	208,086
David W. Kalish	23,700	208,086
Lawrence G. Ricketts, Jr.	31,500	276,570
Mark H. Lundy	23,700	208,086

(1)
Includes shares awarded effective as of February 26, 2010. For financial statements purposes, these shares are considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009.

(2)
The closing price on the New York Stock Exchange for a share of our common stock on December 31, 2009 was $8.78.

 COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION

        The compensation committee of the board of directors has reviewed the Compensation Discussion and Analysis, set forth herein, and discussed it with management, and based on such review and discussions, recommends to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted.
Eugene Zuriff J. Robert Lovejoy Charles Biederman

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)(1)	All Other Compensation ($)(2)(3)		Total($)
Patrick J. Callan, Jr.,	2009	416,000	180,000	(5)	145,596	84,993	(6)	826,589
President and Chief Executive	2008	400,000	210,000	(5)	105,000	83,383	(6)	798,383
Officer(4)	2007	375,000	200,000	(5)	122,500	86,346	(6)	783,846
Fredric H. Gould,	2009	250,000	—		84,448	54,003	(8)	388,451
Chairman of the Board(7)	2008	250,000	—		52,500	126,887	(8)	429,387
	2007	250,000	—		73,500	208,159	(8)	531,659
David W. Kalish,	2009	—	—		84,448	59,141	(10)	143,589
Senior Vice President and	2008	—	—		52,500	76,847	(10)	129,347
Chief Financial Officer(9)	2007	—	—		73,500	87,620	(10)	161,120
Lawrence G. Ricketts, Jr.,	2009	240,000	30,000		122,490	62,149	(11)	454,639
Executive Vice President and	2008	230,000	35,000		87,500	62,355	(11)	414,855
Chief Operating Officer(4)	2007	205,000	25,000		98,000	67,411	(11)	395,411
Mark. H. Lundy	2009	—	—		77,488	77,440	(13)	154,928
Senior Vice President and	2008	—	—		52,500	99,087	(13)	151,587
Secretary(12)	2007	—	—		73,500	116,375	(13)	189,875

(1)
Represents the grant date fair value of restricted stock grants, which is calculated by multiplying the applicable shares by the closing price of our common stock on the grant date as prescribed by Accounting Standard Codification Topic 718. In June 2009, restricted stock grants were made to Messrs. Callan, Fredric H. Gould, Kalish and Ricketts pursuant to our 2003 and 2009 incentive plans, with a blended grant date fair value of $6.33, $6.79, $6.79 and $6.45 per share, respectively. The grant date fair value for the restricted stock granted to Mr. Lundy in June 2009 was $5.75 per share. The column also includes restricted stock awarded on February 26, 2010, with a grant date fair value of $8.29 per share. Although the shares granted on February 26, 2010 were intended by our compensation committee to be awarded on February 26, 2010, for financial statement purposes the shares are considered granted in December 2009 because the awards were approved by our board and communicated to the grantees in December 2009. The grant date fair value of the restricted stock awarded in 2008 and 2007 was $17.50 and $24.50, respectively.

(2)
We maintain a tax qualified defined contribution plan for our full-time officers and employees. We make an annual contribution to the plan for our full-time officers and employees equal to 15% of such person's annual earnings, not to exceed $36,750 in 2009, $34,500 in 2008 and $33,750 in 2007. The entities which are subject to the shared services agreement maintain substantially similar defined contribution plans and make annual contributions to their respective plans for officers and employees equal to 15% of such person's annual earnings, not to exceed $36,750 in 2009, $34,500 in 2008 and $33,750 in 2007. With respect to Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr., the amount set forth in the "All Other Compensation" column includes annual contributions made on their behalf in 2009, 2008 and 2007 to the defined contribution plan. With respect to Fredric H. Gould, David W. Kalish and Mark H. Lundy for 2009, 2008 and 2007, no amount was contributed for their benefit under our defined contribution plan and no amount was allocated to us for contributions made to the defined contribution plan of any affiliated entity. Any amounts which would have been allocated to us in 2009, 2008 or 2007 were allocated to Majestic. See "Certain Relationships and Related Transactions."

(3)
Majestic Property Management Corp. provided services to us in 2009, 2008 and 2007. See "Certain Relationships and Related Transactions" below. Majestic also provides services to other affiliated entities and to non-affiliated entities. We accounted for approximately 43%, 40% and 40% of Majestic's revenues in 2009, 2008 and 2007, respectively. We have included in the "All Other

  Compensation" column for Fredric H. Gould, David W. Kalish and Mark H. Lundy 43%, 40% and 40%, respectively, of the compensation each received from Majestic in 2009, 2008 and 2007. See "Certain Relationship and Related Transactions" for disclosure of the entire amount each of Fredric H. Gould, David W. Kalish and Mark H. Lundy received as compensation from Majestic in 2009, 2008 and 2007.

(4)
All compensation received by Patrick J. Callan, Jr. and Lawrence J. Ricketts, Jr. is paid solely and directly by us.

(5)
Upon becoming president of the company in January 2006, the board of directors approved the payment in each fiscal year of a minimum annual bonus of $175,000. This amount is included in the "Bonus" column for 2009, 2008 and 2007. The amount in excess of $175,000, is in addition to the minimum bonus.

(6)
Includes $36,750, $34,500 and $33,750, our contribution on behalf of Patrick J. Callan, Jr. in 2009, 2008 and 2007, respectively, to our defined contribution plan, and dividends of $21,627, $23,940 and $26,903 paid to Mr. Callan in 2009, 2008 and 2007, respectively, on unvested restricted stock awarded to him. Also includes perquisites totaling $26,616, $24,943 and $25,693, of which $20,691, $19,018 and $19,768 represents an automobile allowance and automobile maintenance and repairs in 2009, 2008 and 2007, respectively, and $5,925, $5,925 and $5,925 represents the annual premium paid by us for additional disability insurance in each of 2009, 2008 and 2007, respectively.

(7)
We paid annual compensation of $250,000 directly to Fredric H. Gould in each of 2009, 2008 and 2007 as compensation for services as chairman of our board of directors. We did not pay, nor were we allocated, any portion of his base salary, bonus, defined contribution plan contributions or perquisites in 2009, 2008 or 2007.

(8)
Includes dividends of $15,303, $21,247 and $30,226 paid to Fredric H. Gould in 2009, 2008 and 2007, respectively, on unvested restricted stock awarded to him, and compensation of $38,700, $105,640 and $177,933 paid to him in 2009, 2008 and 2007, respectively, by Majestic, which represents 43%, 40% and 40%, respectively, of the entire amount paid by Majestic to Fredric H. Gould (see footnote (3) above) in each such year. Also see "Certain Relationships and Related Transactions."

(9)
We did not pay, nor were we allocated, any portion of David W. Kalish's base salary, bonus, defined contribution plan payments or perquisites in 2009, 2008 or 2007.

(10)
Includes dividends of $15,303, $21,247 and $30,226 paid to David W. Kalish in 2009, 2008 and 2007, respectively, on unvested restricted stock awarded to him, and compensation of $43,838, $55,600 and $57,394 paid to him in 2009, 2008 and 2007, respectively, by Majestic, which represents 43%, 40% and 40%, respectively, of the entire amount paid by Majestic to David W. Kalish (see footnote (3) above) in each such year. Also see "Certain Relationships and Related Transactions."

(11)
The amount set forth in the "All Other Compensation" column for Lawrence G. Ricketts, Jr. includes our contribution on Lawrence G. Ricketts, Jr.'s behalf of $36,750, $34,500 and $33,750, in 2009, 2008 and 2007, respectively, to our defined contribution plan, dividends of $18,431, $20,986 and $24,265 paid to Lawrence G. Ricketts, Jr. in 2009, 2008 and 2007, respectively, on unvested restricted stock awarded to him, and perquisites of $6,968, $6,869 and $9,396 in 2009, 2008 and 2007, respectively, representing an automobile allowance.

(12)
We did not pay, nor were we allocated, any portion of Mark H. Lundy's base salary, bonus, defined contribution plan payments or perquisites in 2009, 2008 or 2007.

(13)
Includes dividends of $15,303, $21,247 and $30,226 paid to Mark H. Lundy in 2009, 2008 and 2007, respectively, on unvested restricted stock awarded to him and compensation of $62,137, $77,840 and $86,149 paid to him in 2009, 2008 and 2007, respectively, by Majestic, which represents 43%, 40% and 40%, respectively, of the entire amount paid by Majestic to Mark H. Lundy (see footnote (3) above) in each such year. Also see "Certain Relationships and Related Transactions."

GRANT OF PLAN-BASED AWARDS DURING 2009

				Estimated Future Payouts Under Equity Incentive Plan Awards
							Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date		Committee Action Date	Threshold (#)	Target (#)	Maximum (#)
Patrick J. Callan, Jr.	6/4/2009	(1)	12/9/2008	—	6,385	—	43,674	(2)
	6/30/2009	(1)	12/9/2008	—	5,615	—	32,286	(3)
	12/11/2009	(4)	12/11/2009	—	8,400	—	69,636	(5)
Fredric H. Gould	6/4/2009	(1)	12/9/2008	—	6,385	—	43,674	(2)
	6/30/2009	(1)	12/9/2008	—	315	—	1,811	(3)
	12/11/2009	(4)	12/11/2009	—	4,700	—	38,963	(5)
David W. Kalish	6/4/2009	(1)	12/9/2008	—	6,385	—	43,674	(2)
	6/30/2009	(1)	12/9/2008	—	315	—	1,811	(3)
	12/11/2009	(4)	12/11/2009	—	4,700	—	38,963	(5)
Lawrence G. Ricketts, Jr.	6/4/2009	(1)	12/9/2008	—	6,385	—	43,674	(2)
	6/30/2009	(1)	12/9/2008	—	3,615	—	20,786	(3)
	12/11/2009	(4)	12/11/2009	—	7,000	—	58,030	(5)
Mark H. Lundy	6/30/2009	(1)	12/9/2008	—	6,700	—	38,525	(3)
	12/11/2009	(4)	12/11/2009	—	4,700	—	38,963	(5)

(1)
The compensation committee seeks to fix the grant date as the last business day in February of each year. These shares were granted pursuant to agreements which provide for five-year "cliff" vesting commencing as of February 28, 2009. However, the grant date for these shares was delayed to June 2009 pending approval of the 2009 One Liberty Properties, Inc. Incentive Plan by our stockholders, which approval was obtained on June 4, 2009.

(2)
The grant date fair value for these shares has been calculated by multiplying the closing market price of our common stock at the grant date of June 4, 2009 ($6.84 per share) by the number of restricted stock awarded, as prescribed under Accounting Standards Codification Topic 718.

(3)
The grant date fair value for these shares has been calculated by multiplying the closing market price of our common stock at the grant date of June 30, 2009 ($5.75 per share) by the number of restricted stock awarded, as prescribed under Accounting Standards Codification Topic 718.

(4)
These shares were awarded effective as of February 26, 2010, pursuant to agreements which provide for five-year "cliff" vesting commencing as of February 26, 2010. For financial statement purposes, these shares are considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009.

(5)
The grant date fair value for these shares has been calculated by multiplying the closing market price of our common stock at the grant date of December 11, 2009 ($8.29 per share) by the number of restricted stock awarded, as prescribed under Accounting Standards Codification Topic 718.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick J. Callan, Jr.	37,400	328,372	—	—
Fredric H. Gould	23,700	208,086	—	—
David W. Kalish	23,700	208,086	—	—
Lawrence G. Ricketts, Jr.	31,500	276,570	—	—
Mark H. Lundy	23,700	208,086	—	—

(1)
All shares of restricted stock issued by us provide for vesting five years from the date of grant, except for the shares granted in June 2009, which vest on January 31, 2014, approximately five years from the date such shares would have been granted if the 2009 Incentive Plan was in effect at such time, and the 72,275 shares granted in December 2009, which vest on February 25, 2015, five years from the effective grant date, as determined by our compensation committee. Our compensation committee intended that the 72,275 shares granted in December 2009 have a grant date as of February 26, 2010, but for financial statement purposes, these shares are considered granted in December 2009 pursuant to generally accepted accounting principles, because the grants were approved by our board and communicated to the grantees in December 2009. All awards pay dividends on a current basis.

(2)
The closing price on the New York Stock Exchange on December 31, 2009 for a share of our common stock was $8.78.

        None of the named executive officers hold any stock options and none were granted to any of the named executive officers during the year.

Option Exercises and Stock Vested

        None of the named executive officers had any stock options outstanding in 2009.

        The following table sets forth shares of restricted common stock which vested in 2009:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Patrick J. Callan, Jr.	1,000	3,650
Fredric H. Gould	2,825	10,311
David W. Kalish	2,825	10,311
Lawrence G. Ricketts, Jr.	1,200	4,380
Mark H. Lundy	2,825	10,311

(1)
These restricted shares were awarded in 2004.

(2)
This column represents the value realized on vesting as calculated by multiplying the closing market price of our common stock ($3.65) on the vesting date by the number of shares that vested.

 Pension Benefits

        Since the only pension benefit plan we maintain is a tax qualified defined contribution plan, a Pension Benefits Table is not provided. Contributions to the defined contribution plan for Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr. is included in the Summary Compensation Table. In 2009, 2008 and 2007, we neither paid nor were allocated any contribution to a defined contribution plan for the benefit of Fredric H. Gould, David W. Kalish or Matthew J. Gould.

        We have adopted a tax qualified defined contribution pension plan covering all our full-time employees. The plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Simeon Brinberg and David W. Kalish are non-director officers). Annual contributions are based on 15% of an employee's annual earnings (including any cash bonus), not to exceed, pursuant to IRS limitations, $36,750 per employee in 2009. Partial vesting commences two years after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is based on the amount of contributions and the results of the plan's investments. For the year ended December 31, 2009, $36,750 was contributed for the benefit of Patrick J. Callan, Jr., with four years of credited service and $36,750 was contributed for the benefit of Lawrence G. Ricketts, Jr. with eleven years of credited service. The aggregate amount accumulated to date for Patrick J. Callan, Jr. and Lawrence G. Ricketts, Jr. is approximately $135,000 and $242,000, respectively.

Non-Qualified Deferred Compensation

        We do not provide any non-qualified deferred compensation to our executive officers. For a description of any potential payments upon termination of employment or change-in-control, see "Compensation Discussion and Analysis—Change of Control; Potential Payments upon Termination of Employment or Change of Control."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Introduction

        Fredric H. Gould, chairman of our board of directors, is chairman of the board of trustees of BRT Realty Trust, a REIT engaged in mortgage lending. He is also the chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 11.3% of our outstanding shares of common stock. Matthew J. Gould, a director and officer of our company, is a senior vice president of BRT Realty Trust and president of the managing general partner of Gould Investors L.P. Jeffrey A. Gould, a director and officer of our company, is president and chief executive officer of BRT Realty Trust and a senior vice president of the managing general partner of Gould Investors L.P. Matthew J. Gould and Jeffrey A. Gould are brothers and the sons of Fredric H. Gould. In addition, David W. Kalish, Mark H. Lundy, Simeon Brinberg and Israel Rosenzweig, each of whom is an officer of our company, are officers of BRT Realty Trust and of the managing general partner of Gould Investors L.P. Mark H. Lundy is Simeon Brinberg's son-in-law.

Related Party Transactions

        In 2006, in connection with a review of our allocation policy and procedures under a shared services agreement and our related party transactions with affiliated entities, our audit committee recommended to the compensation committee and our board of directors a change in the manner in which compensation is paid to our part-time officers and employees. The audit committee proposed and, after discussions with our part-time officers, compensation committee and board of directors authorized and approved a compensation and services agreement between us and Majestic, which became effective as of January 1, 2007. Pursuant to the compensation and services agreement, we agreed to pay an annual fee to Majestic and annual compensation to the chairman of our board, and Majestic agreed to assume all of our obligations under a shared services agreement, and to provide to us the services of all affiliated executive, administrative, legal, accounting and clerical personnel that we had previously utilized on a part-time basis, as well as property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings and construction supervisory services. In accordance with the compensation and services agreement, we paid a fee of $2,025,000 to Majestic in 2009 for the provision of the referenced services, of which $12,000 was paid by one of our joint ventures ($6,000 of this payment being attributable to us as a joint venture partner). In addition, in accordance with the compensation and services agreement, in 2009 we paid our chairman compensation of $250,000 and paid Majestic an additional $175,000 as reimbursement for our share of direct office expenses, including rent, telephone, computer services, internet usage, supplies, etc. Majestic is wholly owned by the chairman of our board, and certain of our part-time officers, including our part-time named executive officers, are officers of, and receive compensation from, Majestic. The annual payments made by us to Majestic pursuant to the compensation and services agreement are reviewed and negotiated by our audit committee with our part-time officers annually and at other times as may be determined by our audit committee. Any payments to Majestic are reviewed by our compensation committee and board of directors.

        Of the total amount paid to us in 2009 under the compensation and services agreement, $175,000 represented a negotiated payment of our share of direct office expenses, including rent, telephone, postage, computer services, internet usage, supplies, etc. Our full-time and part-time officers and employees occupy space in an office building owned by a subsidiary of Gould Investors L.P. The rent expense for this space is included in the $175,000 expenditure. We also lease under a direct lease with the subsidiary of Gould Investors L.P. approximately 1,200 square feet of additional space in the same office building at an annual rent of $44,000, which is competitive rent for comparable office space in the area in which the building is located.

        The amount paid by us and our joint venture to Majestic in 2009 pursuant to the compensation and services agreement represented approximately 43% of the revenues of Majestic in 2009. Majestic provides property management services, property acquisition, sales and lease consulting and brokerage services, consulting services in respect to mortgage financings, and construction supervisory services for affiliated and non-affiliated entities. In 2009, the following officers of ours (some of whom are also officers of Majestic and other affiliated companies, which account for a portion of Majestic's revenue) received the following compensation from Majestic: Fredric H. Gould, $90,000; Matthew J. Gould, $177,135; David W. Kalish, $101,948; Jeffrey A. Gould, $254,948; Simeon Brinberg, $66,950; Mark H. Lundy, $144,505 and Israel Rosenzweig, $97,891. A portion of the compensation received by these individuals from Majestic results from services performed and fees earned by Majestic from entities (both affiliated and non-affiliated) other than us. Messrs. Fredric H. Gould, Matthew J. Gould, David W. Kalish, Jeffrey A. Gould, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig also received compensation in 2009 from other entities wholly owned by Mr. Fredric H. Gould, all of which are parties to the shared services agreement and none of which provided services to us in 2009.

        Effective January 1, 2007, we, Gould Investors L.P., BRT Realty Trust and Mr. Fredric H. Gould (personally) purchased from Citation Share Sales, Inc., a fractional 6.25% interest in an airplane. We purchased our fractional interest in order to facilitate property site inspections by our officers. We purchased 20% of the 6.25% of interest for $86,000 (depreciable over five years), representing our pro rata share of the total purchase price and agreed to pay our pro rata share of the operating costs, which totaled $46,000 in 2009. The management agreement for the airplane with Citation Share Sales, Inc. is for a period of five years and provides for the monthly operating costs to be adjusted annually, based upon a fixed schedule set forth in the agreement. Georgetown Partners, Inc., managing general partner of Gould Investors L.P., acting as nominee for the purchasers, executed the purchase agreement and "management agreement." We are allotted our pro rata share of 250 hours of usage under the purchase agreement for the five years of the agreement. The airplane (or any substitute airplane used pursuant to the terms of the agreement) is used by us for business purposes only. All payments made by us in this transaction are made directly to the seller of the aircraft and the manager, both unrelated parties. At the conclusion of each year, the parties which purchased the fractional interest and pay a pro rata share of operating expenses "true up" operating expenses in the event any participant uses hours in excess of those allotted to it. In fiscal 2009, we expensed depreciation of $17,000 with respect to the fractional interest. The purchasers of the fractional interest, as a group, have the right to reconvey the interest to a seller at any time, twelve months subsequent to the date that title to the aircraft is acquired, at a price equal to the fair market value of the interest, determined by negotiation, and, if the parties cannot agree on a price, then independent third party appraisals are to be performed.

Policies and Procedures

        Any transaction with affiliated entities raises the potential that we may not receive terms as favorable as those that we would receive if the transactions were entered into with unaffiliated entities or that our officers might otherwise seek benefits for affiliated entities at our expense. Our amended and restated code of business conduct and ethics, in the "Conflicts of Interest" section, provides that we may enter into a contract or transaction with an affiliated entity provided that any such transaction is approved by our audit committee which is satisfied that the fees, charges and other payments made to the affiliated entities are reasonable considering all circumstances. The term "affiliated entities" is defined in the code as all parties to the shared services agreement and other entities in which officers and directors have an interest.

        If a related party transaction is entered into, our audit committee is advised of such transaction and reviews the facts of the transaction and either approves or disapproves the transaction. If a transaction relates to a member of our audit committee, such member will not participate in the audit committee's deliberations. If our audit committee approves or ratifies related party transaction, it will present the facts of the transaction to our board of directors and recommend that our board of directors approve or ratify such related party transaction and must also review the effect of any such transaction on the independence of any independent director. Our board of directors then reviews the transaction and a majority of our board of directors, including a majority of our independent directors, must approve/ratify or disapprove such related party transaction. If a transaction relates to a member of our board of directors, such member will not participate in the board's deliberations.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our issued and outstanding capital stock, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by the rules and regulations promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and directors.

        Based on a review of information supplied to us by our executive officers and directors, and public filings made by any 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to 2009 were met, except (i) on March 24, 2009, we filed a Form 4/A for Fredric H. Gould to indicate that shares held by his wife, which were inadvertently omitted from a Form 4 filed on March 20, 2009; (ii) on June 10, 2009, we filed a Form 4 for Joseph A. DeLuca in connection with the acquisition of 2,500 shares, which were awarded to Mr. DeLuca on June 4, 2009 by us pursuant to our 2009 Incentive Plan; (iii) on October 15, 2009, we filed a Form 4/A for Gould Investors L.P., Fredric H. Gould and Matthew J. Gould in connection with inadvertently omitting 27 shares purchased by Gould Investors, L.P. on Form 4's filed on October 13, 2009; and (iv) on November 12, 2009, we filed a Form 4 for Gould Investors, L.P. Fredric H. Gould and Matthew J. Gould in connection with a purchase on June 26, 2009 of 1,000 shares of our common stock by Gould Investors, L.P.

ADDITIONAL INFORMATION

        As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Great Neck, NY	By order of the Board of Directors
April 30, 2010
Mark H. Lundy, Secretary

 Appendix A

ONE LIBERTY PROPERTIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

Amended January 4, 2010

I.    Purpose

        The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of One Liberty Properties, Inc. (the "Company"). The primary function of the Committee is to assist the Board in overseeing (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence and (iv) the performance of the independent auditors and the Company's internal audit function. In addition, the Committee will review and approve the audit committee report required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement. The Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Committee shall be given full and direct access to the Company's management, employees, independent auditors and the firm and/or the person(s) performing the internal audit function, as necessary to carry out these responsibilities.

        Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, which will be paid for by the Company.

II.    Composition

        The Committee shall be comprised of three or more directors. The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee of the Board and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and qualified.

        Each member of the Committee shall satisfy the independence requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission, and be financially literate, as determined by the Board in its business judgment.

        At least one member of the Committee shall be a "financial expert," as determined by the Board in compliance with the Sarbanes-Oxley Act of 2002, the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, at least one member of the Committee shall be determined by the Board, in its business judgment, as having accounting or related financial management expertise. If the Board determines that a Committee member is a "financial expert," it may presume that such member has accounting or related financial management expertise. The designation of one or more members as a "financial expert" shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations, and liabilities of a member of the Committee or the Board.

        No director shall simultaneously serve on the audit committee of more than three other public companies, unless the Board has determined that such simultaneous service will not impair the ability of such director to effectively serve on the Committee and discloses such determination in the Company's annual proxy statement.

        Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

        No consulting, advisory or compensatory fees shall be paid by or for the Company to any member of the Committee or to any entity with which he or she is affiliated, other than director and committee fees payable by the Company in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Company for their service on the Committee and for being Chairperson of the Committee.

III.    Meeting.

        The Committee shall meet once every quarter, or more frequently if circumstances dictate, to discuss with management the annual or quarterly financial statements, as applicable. The timing of the meetings shall be determined by the Committee. However, the Committee will meet at any mutually convenient time that the independent auditors, the firm and/or person(s) performing the internal audit function or management believe communication to the Committee is required. As part of its job to foster open communication, the Committee shall meet periodically with management, the Board, the independent auditors and the firm and/or person(s) performing the internal audit function in separate executive sessions to discuss any matter which the Committee or each of these groups believe should be discussed privately. Except for executive sessions of the Committee, minutes shall be kept of each meeting of the Committee.

IV.    Committee Responsibilities and Duties

        The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILIITES:

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  To report Committee activities to the Board on a regular basis and make appropriate recommendations.

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  To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

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  To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Company's expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, director or employee of the Company, the Company's outside counsel, the Company's independent auditors and/or the firm and/or person(s) performing the internal audit function to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

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  To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

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  To meet separately and periodically with management, the independent auditors and the firm and/or person(s) performing the internal audit function.

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  To establish and review hiring policies regulating the hiring by the Company of employees or former employees of the Company's independent auditors.

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  To review and approve all related party transactions involving the Company and any affiliated company, executive officer, director or employee, or family member of any of the foregoing in accordance with the Company's policies in effect from time to time.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT FUNCTION:

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  To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to be solely responsible for the approval of any replacement of the independent auditors if circumstances warrant such action. The Committee will review and approve fees paid to the independent auditors, including audit and non-audit fees, generally before such services are provided.

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  To consider policies and procedures of the independent auditors for audit and review partner rotation as required by the rules and regulations of the Securities and Exchange Commission.

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  To obtain from the independent auditors a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material communications between the independent auditors and management.

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  To obtain and review at least annually a report by the independent auditors describing the independent auditors' internal quality control procedures, any material issues raised by the most recent quality control review or peer review or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried on by the independent auditors, and any steps taken to deal with any such issues.

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  To review and discuss with management, the independent auditors and the firm and/or person(s) performing the internal audit function, the quality and adequacy of the Company's internal controls.

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  To advise the firm and/or person(s) performing the internal audit function that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the firm and/or person(s) performing the internal audit function and management's responses thereto.

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  To review and discuss with management, the independent auditors and the firm and/or person(s) performing the internal audit function any significant findings resulting from any examination of the Company's internal controls.

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  To inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

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  The Committee will discuss with the independent auditors:

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  The planned arrangements and written scope of the internal audit prior to the performance of significant internal audit services and the Committee will approve the scope of the internal audit.

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  The planned arrangements and significant areas of emphasis and additional Committee concerns prior to the performance of the annual audit and the Committee will approve the scope of the annual audit.

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  The adequacy of the Company's internal controls, including computerized information systems controls and security and financial reporting controls.

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  The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud, defalcations, illegal acts and non-compliance with the Company's Code of Business Conduct and Ethics.

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  The need for changes or improvements in financial or accounting practices or controls.

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  The Committee will advise management, the independent auditors and the firm and/or person(s) performing the internal audit function that they are expected to provide the Committee with timely written notification and analysis of significant financial reporting issues.

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  The Committee will review and discuss with management and the independent auditors each quarterly report filed with the Securities and Exchange Commission (Form 10-Q) and all of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

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  The Committee will review and discuss with management and the independent auditors the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Company's financial statements, including related notes, and all of the Company's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations." Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

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  The Committee will obtain from the independent auditors assurance that it has communicated all matters to be communicated by it to the Committee in accordance with Section 10A of the Securities Exchange Act of 1934, as amended.

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  The Committee will discuss with management and the independent auditors:

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  The independent auditor's audit of, and report on, the financial statements.

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  The independent auditor's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

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  The matters required to be discussed by Statement on Auditing Standards No. 114, as it may be amended, including but not limited to:

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  Methods used to account for significant unusual transactions.

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  Effect of significant accounting policies in controversial or emerging areas.

      •
      Process and basis for sensitive accounting estimates.

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      Disagreements between independent auditors and management over accounting or disclosure matters.

    •
    Any significant matters arising from any audit relating to the Company's financial statements, and discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information, and any significant disagreements with management. The Committee is responsible for the resolution of disagreements between management and the Company's independent auditors regarding financial reporting.

    •
    The annual report by management on the Company's internal control over financial reporting to be included in the Company's Annual Report on Form 10-K, and the independent auditor's attestation report on management's assessment of internal control over financial reporting.

  •
  Review and discuss with management, the independent auditors and the firm and/or person(s) performing the internal audit function the Company's policies with respect to risk assessment and risk management and review contingent liabilities and risks that may be material to the Company.

  •
  Review and discuss with management and the independent auditor the responsibilities, organization, budget, staffing and qualification of the Company's internal audit function, including the appointment, reassignment, or discharge of any internal auditors employed by the Company or any outsourced provider of internal auditing services, as the case may be.

  •
  Discuss with the firm and/or person(s) performing the internal audit function any audit problems, significant difficulties or disagreements with management encountered in the course of the internal audit, including any restrictions on the scope of the audit or access to information.

  •
  Discuss with the Company's general counsel any significant legal, compliance or regulatory matters that may have a material adverse effect on the Company's financial statements or business or compliance policies, including material notices to or inquiries from governmental agencies.

PERIODIC RESPONSIBILITIES:

  •
  Review annually the Committee's Charter for adequacy and recommend any changes to the Board.

  •
  Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

  •
  Review the Committee's methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

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  Prepare an annual Committee report or other proxy statement disclosure about the Committee and its activities in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

  •
  Include a copy of the Committee Charter as an appendix to the proxy statement at least once every three years.

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  Review periodically the Company's policies and procedures that pertain to the Company's financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

  •
  Discuss and review with management the Company's earnings press releases prior to public issuance, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

  •
  Perform an annual self-evaluation of its performance and compliance with the Charter and present its findings to the Board.

V.    Miscellaneous

        The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to their filing, and annually auditing management's assessment of the effectiveness of internal control over financial reporting, and other procedures. In fulfilling their duties hereunder, it is recognized that members of the Committee are not (i) performing the functions of auditors or accountants, and therefore, it is not their responsibility to conduct "field work" or other types of auditing or accounting reviews and (ii) employees, and rely, without independent verification, on the information provided to them and the representations made to them by management, the independent auditors and the firm and/or person(s) performing the internal audit function.

        The Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Company's reports and information provided under the Securities Exchange Act of 1934, as amended, are accurate and complete. Furthermore, the Committee's consideration and discussions referred to in this Charter do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Company's independent auditors are in fact "independent," or that the matters required to be certified by the Company's chief executive officer, chief financial officer or other officers of the Company under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

0 14475 ONE LIBERTY PROPERTIES, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 14, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints SIMEON BRINBERG AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 15, 2010 at the Annual Meeting of Stockholders to be held on June 14, 2010 or any adjournments thereof. (TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF ONE LIBERTY PROPERTIES, INC. June 14, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.onelibertyproperties.com/financial.asp Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of five Directors: O Joseph A. Amato O Jeffrey A. Gould O Matthew J. Gould O Louis P. Karol O J. Robert Lovejoy 2. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1 and 2. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20530000000000000000 7 061410 INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of five Directors: O Joseph A. Amato O Jeffrey A. Gould O Matthew J. Gould O Louis P. Karol O J. Robert Lovejoy 2. Appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2010. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder, and if no direction is given, will be voted for proposals 1 and 2. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares of common stock unless you sign and return this card. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF ONE LIBERTY PROPERTIES, INC. June 14, 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20530000000000000000 7 061410 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.onelibertyproperties.com/financial.asp INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: